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                                                                    EXHIBIT 11.1


                           1100 International Centre
                            900 Second Avenue South
                             Minneapolis, MN  55402

                                August  14, 1998


Northern Star Financial, Inc.
410 Jackson Street, Suite 510
Mankato, Minnesota 56001

     RE:  REGISTRATION STATEMENT ON FORM SB-1 - EXHIBIT 11.1

Gentlemen:

     We have acted as counsel for Northern Star Financial, Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form SB-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 329,000 shares of common stock (the "Common Stock").

     In connection with rendering this opinion, we have reviewed the following:
     1.  The Company's Amended and Restated Articles of Incorporation;
     2.  The Company's Bylaws; and
     3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Common Stock covered by the Registration Statement.

     Based upon the foregoing and upon representations and information provided by the Company, we are of the opinion that the Common Stock to be issued by the Company as described in the Registration Statement have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment thereof as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                   Very truly yours,

                                   FREDRIKSON & BYRON, P.A.


                                   By  /s/ Melodie R. Rose
                                       Melodie R. Rose, Vice President